UGI CORPORATION

DESCRIPTION OF COMPENSATION ARRANGEMENT

FOR

DAVINDER ATHWAL

Davinder Athwal is Vice President — Accounting and Financial Control, Chief Accounting Officer and Chief Risk Officer of UGI Corporation. Mr. Athwal has an oral compensation arrangement with UGI Corporation which includes the following:

Mr. Athwal:

1.	is entitled to an annual base salary of $245,024;

2.	participates in UGI Corporation’s annual bonus plan, with bonus payable based on the achievement of pre-approved financial and/or business performance objectives, which support business plans and strategic goals;

3.	participates in UGI Corporation’s long-term compensation plan, the
2004 Omnibus Equity Compensation Plan, as amended, with annual awards as determined by the Compensation and Management Development
Committee;

4.	will receive cash benefits if the Company terminates his employment without “cause” or if he terminates employment for “good reason” following a change in control of UGI Corporation; and

5.	participates in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan and the Supplemental Executive Retirement Plan and Supplemental Savings Plan.